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                                                                   EXHIBIT 10.23


              [CREDIT SUISSE FIRST BOSTON CORPORATION LETTERHEAD]

October 11,2000

Mr. Charles M. Rampacek                           STEVEN S. GREENWALD
Chief Executive Officer & President               Managing Director
Probex Corp.
One Galleria Tower
13355 Noel Road
Suite 1200
Dallas, TX 75240


Dear Charlie:

This letter agreement (the "Engagement") sets forth the terms and conditions under which Credit Suisse First Boston Corporation and its affiliates, successors and assigns, as appropriate ("CSFB"), has been engaged to act as exclusive financial advisor to Probex Corp. ("Probex") in connection with the structuring and arranging of financing for various lubricating oils reprocessing projects to be located in the United States and France (the "Project"). The terms and conditions of this letter agreement are contingent upon CSFB's completion of due diligence and review and acceptance by its credit and investment banking committees, currently expected to occur on or prior to Friday, November 10, 2000.


KEY TASKS

CSFB will, if appropriate and if requested, perform the following key tasks under this Engagement Letter:

     (a) assist Probex in the development of a financing plan for the Project that will consider (i) bank loans, (ii) equity private placements,
          (iii) capital markets offerings (debt or equity) and (iv) other available financing sources (each, a "Financing");

     (b) assist Probex in its negotiations with parties involved in certain agreements relating to the Project such as supply agreements, offtake agreements, the EPC contract, etc.;

     (c)  assist Probex in developing a financial model for the Project;

     (d) assist Probex in the selection of appropriate consultants regarding such matters as insurance, market, legal issues and engineering;

     (e) assist Probex in the preparation and presentation of materials to the rating agencies (if applicable) regarding Probex and the Project, including leading such rating agencies through on-site due diligence of the Project, if necessary or appropriate; and


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     (f)  assist Probex in the preparation of descriptive materials, including offering documents and term sheets, and any other documents and agreements to be used in connection with a Financing of the Project.

INFORMATION

In connection with CSFB's engagement, Probex will furnish CSFB with all information concerning Probex and the Project which CSFB reasonably requests and will provide CSFB with access to Probex's officers, directors, employees, accountants, counsel, and other representatives involved in the Project (collectively, the "Representatives"), it being understood that CSFB will rely solely upon such information supplied by Probex and their Representatives without assuming any responsibility for independent investigation thereof. All non-public information concerning Probex and the Project which is given to CSFB in connection with this engagement will be used solely in the course of the performance of its services hereunder and will be treated confidentially by it for so long as it remains nonpublic. CSFB will not disclose any such non-public information to any third party without the consent of Probex, except as otherwise required by law.


FEES AND EXPENSES

As compensation for CSFB's services hereunder, Probex agrees to pay CSFB the following fees:

     (a) a retainer fee equal to (i) US$500,000 earned upon execution of this agreement and payable no later than November 30, 2000 (the "Initial Retainer Fee"), (ii) $750,000 payable upon the earlier of Probex's termination of this agreement and the completion of the first closing in connection with a Financing for the Project, and (iii) $750,000 payable upon the earlier of Probex's termination of this agreement and the completion of the second closing in connection with a Financing for the Project (collectively, the "Retainer Fee"):

     (b) in connection with the equity private placement contemplated hereby, the Company will pay to CSFB, promptly upon each closing of a sale of the Securities, a cash fee equal to 7.00% of the total proceeds raised in such sale (the "Placement Fee"); and

     (c) in connection with bank loans, a net underwriting and arrangement fee payable to CSFB equal to the greater of (i) $1,000,000 and (ii) 1.5% of the aggregate loan amount, payable upon execution and delivery by all parties thereto of definitive credit documentation - exclusive of the initial fee paid to banks electing to participate in the Probex financing (the "Bank Fee").

NO AGREEMENT TO UNDERWRITE OR PURCHASE FINANCING

CSFB does not hereby undertake to purchase or underwrite any securities or provide a bank loan in connection with the Project. Any such engagement shall be subject to a separate agreement (including customary terms, including indemnification provisions) if CSFB agrees to participate in an underwriting, debt placement or to provide some portion of a Financing.


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EXPENSES

Probex agrees to reimburse CSFB, for its direct and reasonable out-of-pocket expenses (including, but not limited to, independent engineer or other consultants, underwriter's counsel, travel and accommodation, telephone, facsimile, photocopy, but not employee salaries or overhead expenses, provided that such consultants and counsel are reasonably acceptable to Probex) resulting from or arising out of this engagement upon receipt of invoice therefor, quarterly. Any expenses if not previously reimbursed as provided herein, shall be reimbursed upon the closing of any financing contemplated hereunder or the date of termination of this agreement, as the case may be.

TERMINATION

CSFB and Probex each may terminate this Engagement Letter with or without cause at any time upon at least 30 days prior written notice. In the event of a Probex termination of this agreement for reasons other than a material breach by CSFB of its obligations hereunder, if within 18 months of such termination Probex executes a capital markets (debt or equity) or bank financing for the Project, CSFB shall be entitled to its full Retainer Fee, Placement Fee and Bank Fee as provided herein. Prior to the first closing in connection with a Financing, in the event of a CSFB termination of this agreement without cause (unless such termination is based upon CSFB's view that a Financing in the foreseeable future cannot be closed), CSFB agrees to reimburse Probex for its payment of the Initial Retainer Fee (to the extent paid).

No termination hereunder by either CSFB or Probex shall affect Probex's (i) obligations to pay the Initial Retainer Fee and expenses of CSFB accrued to the date of termination and (ii) obligations to indemnify CSFB and certain related entities under the separate letter agreement referred to below. No termination of CSFB's engagement by Probex shall affect Probex's obligations under the next paragraph, unless such termination arises out of a willful and material breach by CSFB of its obligations hereunder.

OTHER MATTERS

For three years following the date of this agreement, Probex agrees to, and cause its majority owned subsidiaries and the Project to, provide CSFB, and CSFB agrees to accept, the following assignments:

(a) CSFB will be sole lead manager or sole placement agent for any capital markets or private financing by Probex or its majority owned subsidiaries or the Project;

(b) CSFB will be sole lead manager of equity related transactions for Probex or its majority owned subsidiaries or the Project; and

(c) CSFB will be sole lead arranger and book manager for any bank financing of Probex or its majority owned subsidiaries or the Project,

As compensation for any of the foregoing services, CSFB will be paid customary fees to be mutually agreed upon at the appropriate time. The terms of any such additional engagements will be set forth in separate letter agreements to be mutually agreed upon. Probex acknowledges that CSFB's obligation to accept any such assignment is subject to


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(i) approval of our Credit, Equity Valuation and Investment Banking Committees,
as applicable; (ii) satisfactory completion of all regulatory requirements (including receipt of all necessary approvals) and compliance with all applicable laws (including, without limitation, those laws governing the sale of securities); (iii) satisfactory completion of due diligence customary in transactions of the kind contemplated thereby; (iv) absence of any material adverse change in the condition (financial and otherwise), business, results of operations or prospects of Probex or its majority owned subsidiaries or the Project, as applicable; (v) no adverse change in the business or financial markets; and (vi) the execution of an underwriting agreement, purchase agreement or similar transaction document containing customary terms acceptable to CSFB, including appropriate indemnification provisions. The indemnity agreement referred to below shall apply to CSFB's activities in connection with any such additional assignment unless and until superseded by the indemnity provisions Set forth in any executed agreement relating to such additional assignment and, subject to the foregoing, shall remain in full force and effect regardless of any completion, modification or termination of CSFB's engagement.

Since CSFB will be acting on behalf of Probex in connection with the transaction contemplated herein, Probex has entered into a separate letter agreement with CSFB, dated the date hereof, providing for the indemnification of CSFB and certain related persons and entities.

Any amendment to this agreement must be in writing and executed by CSFB and Probex. This agreement may be signed by CSFB, or Probex in separate counterparts all of which together shall constitute a single agreement.

Probex agrees that CSFB has the right following the closing of a Financing to place advertisements in financial and other newspapers and journals at its own expense describing its services to Probex hereunder, provided that CSFB will submit a copy of any such advertisements to Probex for its approval, which shall not be unreasonably withheld.

CSFB agrees that Probex has the right place an announcement in such newspapers and publications at its own expense, stating that CSFB has been retained as exclusive financial advisor to Probex, provided that Probex will submit a copy of any such draft announcement to CSFB for its prior written approval, which shall not be unreasonably withheld.

In connection with this engagement, CSFB is acting as an independent contractor with duties owing solely to Probex. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of the law principles thereof,

If CSFB Is given the offer to complete a financing and CSFB declines, Probex is free to pursue other alternatives without a payment of fees to CSFB.



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We look forward to the opportunity to work with you on this assignment. If the foregoing reflects your understanding, please sign two copies of this letter and return one copy to CSFB.


Yours sincerely,
CREDIT SUISSE FIRST BOSTON CORPORATION


By:
       ------------------------------------
Name:  Steven S. Greenwald
Title: Managing Director



Agreed and accepted:
PROBEX CORP.


By:     /s/ CHARLES M. RAMPACEK
       ------------------------------------
Name:  Charles M. Rampacek
Title: Chief Executive Officer & President


cc:    Raymond S. Wood
       Kathleen M. Burke
       Lloyd D. Eason
       James S. Finch


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TO: Credit Suisse First Boston
    Eleven Madison Avenue                                       OCTOBER 11, 2000
    New York, New York 10010-3629

In further consideration of the agreements contained in our engagement letter dated the date hereof (the "engagement"), in the event that Credit Suisse First Boston Corporation ("CSFB") or any of its affiliates, the respective directors, officers, partners, agents or employees of CSFB or any of its affiliates, or any other person controlling CSFB or any of its affiliates (collectively, Indemnified Persons") becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of PROBEX CORP. (the "Company"), in connection with or as a result of the engagement or any matter referred to in the engagement, the Company will reimburse such indemnified Person for its reasonable and customary legal and other expenses (including without limitation the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the engagement) incurred in connection therewith as such expenses are incurred, except in respect of expenses that are incurred primarily as a result of Losses that are finally determined by a court or arbitral tribunal to have resulted from the bad faith or gross negligence of such Indemnified Person. The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, "Losses") (A) related to or arising out of (i) the Company's actions or failures to act (including statements or omissions made or information provided by the Company or its agents) or (ii) actions or failures to act by an Indemnified Person with the Company's consent or in reliance on the Company's actions or failures to act or (B) otherwise related to or arising out of the engagement or CSFB's performance thereof, except that this clause (B) shall not apply to any Losses to the extent they are finally determined by a court or arbitral tribunal to have resulted from the bad faith or gross negligence of such Indemnified Person. If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by CSFB, on the other hand, with respect to the engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of CSFB on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by CSFB from the Company in connection with the engagement. Relative benefits to the Company, on the one hand, and CSFB, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the engagement, bears to (ii) all fees actually received or proposed to be received by CSFB pursuant to the transaction(s), whether or not consummated, in connection with the engagement.

The Company will not, without CSFB's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless the Company exercises

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reasonable efforts to assure that such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit, investigation or proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person's prior written consent. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Company's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to herein.

Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein. the Company will notify CSFB in writing thereof (if not previously so notified) and, if requested by CSFB, shall arrange in connection therewith alternative means of providing for the obligations 01 the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to CSFB.

The Company's obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, The Company acknowledges that in connection with the engagement CSFB is acting as an independent contractor and not in any other capacity with duties owing solely to the Company. This agreement and any other agreements relating to the engagement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or the United States District Court for the Southern District of New York and the respective appellate courts thereof. Notwithstanding the foregoing, solely for purposes of enforcing the Company's obligations hereunder, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim subject to this agreement is brought by or against any Indemnified Person. CSFB HEREBY AGREES, AND THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT OR CSFB'S PERFORMANCE THEREOF.



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The provisions of this agreement shall apply to the engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the engagement. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                    Very truly yours,
                                    PROBEX CORP.

                                    By:    /s/ CHARLES M. RAMPACEK
                                           -----------------------------------
                                    Name:  Charles M. Rampacek
                                    Title: Chief Executive Officer & President


Accepted and agreed to as of the date hereof:
CREDIT SUISSE FIRST BOSTON CORPORATION

By:
       -------------------------------------
Name:  Steven S. Greenwald
Title: Managing Director